Exhibit 10.1 to Clean Coal Technologies, Inc. Form 8-K filed February 5, 2013

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

Between

Clean Coal Technologies, Inc.

A Nevada corporation
(“Owner”)

and

SAIC Constructors, LLC,
an Oklahoma limited liability company
(“Contractor”)

February 1, 2013

Table of Contents

Page

ARTICLE 1

DEFINITIONS

5

ARTICLE 2

CONTRACTOR

11

2.1

General Matters

11

2.2

Contractor’s Responsibilities

13

2.3

Contractor’s Personnel and Labor Relations

14

2.4

As-Built Documents

16

2.5

Books and Records, Tax Accounting

16

2.6

Spare Parts

17

2.7

Contractor’s Representations and Warranties

17

ARTICLE 3

OWNER

18

3.1

Owner’s Responsibilities

18

3.2

Owner’s Representative

19

3.3

Inspections of the Work

19

3.4

Confidentiality

19

3.5

Representations and Warranties of Owner

19

ARTICLE 4

COMMENCEMENT OF WORK

20

4.1

Notice to Proceed

20

4.2

Mechanical Completion

20

4.3

Substantial Completion

20

4.4

Final Completion

21

4.5

Final Completion Certificate

22

ARTICLE 5

COMPENSATION AND PAYMENT

22

5.1

Contract Price

22

5.2

Payments

23

5.3

Substantial Completion Payment for the Facility

24

5.4

Final Completion Payment for the Facility

24

5.5

Payments Not Acceptance of Work

24

5.6

Payment of Subcontractor

24

5.7

Late Payment Fee

24

ARTICLE 6

TESTING

24

6.1

General

25

6.2

Test Procedures

25

6.3

Notice of Testing

25

6.4

Facilities

25

6.5

Repeat Pilot Scale Tests

25

I

6.6

Copies of Test Results and Testing Reports

25

ARTICLE 7

CHANGES IN THE WORK

26

7.1

Change Orders

26

7.2

Procedure for Change Orders

26

7.3

Change Orders Due to Changes in Law

27

7.4

Effect of Force Majeure; Excused Performance

27

7.5

Owner-Caused Changes

28

7.6

Owner Requested Acceleration

28

7.7

Effectiveness; Continued Performance Pending Resolution of Disputes

28

7.8

Documentation

29

7.9

Continuing Performance

29

7.10

Critical Path Schedule Updates

29

7.11

Change Order Constitutes Complete Relief

29

7.12

Effect of Changes on Warranties and Safety

29

ARTICLE 8

WARRANTIES CONCERNING THE WORK

29

8.1

Warranty

29

ARTICLE 9

TITLE; CARE OF THE WORK

30

9.1

Passage of Title

30

9.2

Risk of Loss

30

9.3

Site Safety

30

9.4

Damage

31

9.5

Care, Custody and Control

31

ARTICLE 10

SITE CONDITIONS

31

10.1

Site Conditions

31

10.2

Unforeseen Project Site Conditions.

31

ARTICLE 11

INSURANCE

32

11.1

Contractor Provided Insurance

32

11.2

Owner’s Liability Insurance

34

11.3

Builder's All Risk Property Insurance

34

11.4

Payment of Deductibles

35

11.5

Evidence of Insurance

35

ARTICLE 12

DISPUTE RESOLUTION

35

12.1

Direct Discussions

35

12.2

Mediation

36

12.3

Arbitration

36

12.4

Attorneys Fees

37

12.5

Performance of the Work During Dispute

37

II

ARTICLE 13

INDEMNIFICATION

37

13.1

General Mutual Indemnity for Bodily Injury or Property Damage

37

13.2

Indemnity from Liens

38

13.3

Owner’s Infringement Indemnity

38

13.4

Owner’s Environmental, Law and Permit Indemnity

38

13.5

Contractor’s Environmental, Law and Permit Indemnity

39

13.6

Notice and Settlement of Claims

39

13.7

Comparative Negligence

39

13.8

Owner’s Indemnity for Good Coal PTE, Ltd

40

ARTICLE 14

ASSIGNMENT

40

14.1

Assignment by Owner

40

14.2

Assignment by Contractor

41

14.3

Succession

41

ARTICLE 15

SUBCONTRACTORS

41

15.1

Subcontracts

41

15.2

Subcontract Provisions

41

ARTICLE 16

SUSPENSION

42

16.1

Owner’s Right to Suspend

42

16.2

Contractor’s Right to Suspend

42

16.3

Resumption of Work

42

ARTICLE 17

TERMINATION

43

17.1

Termination by Owner for Cause

44

17.2

Termination by Contractor for Cause

44

17.3

Due to Force Majeure

44

17.4

Due to Owner’s Convenience

44

17.5

Exclusive Remedy

45

17.6

Actions Required Following Termination

45

17.7

Termination and Transfer of Subcontracts and Other Rights

45

17.8

Surviving Obligations

46

ARTICLE 18

LIMITATIONS OF LIABILITY

46

18.1

General Limitation of Liability

46

18.2

Mutual Waiver of Consequential Damages

46

18.3

No Personal Liability of Owner

46

ARTICLE 19

NOTICES

46

ARTICLE 20

MISCELLANEOUS

47

III

20.1

Governing Law

47

20.2

Construction

48

20.3

Nature of Agreement

48

20.4

Severability

48

20.5

Amendments and Waivers

48

20.6

Interpretation

49

20.7

Counterparts; Transmitted Copies

49

20.8

Further Assurances

49

20.9

Exclusion of Third Party Rights

49

LIST OF EXHIBITS

Exhibit A

Scope of Work and Scope of Work Documents

Exhibit B

Drawings and Specifications

Exhibit C

Compensation

Exhibit D

Schedule

Exhibit E

Operation and Pilot Scale Tests

Exhibit F

Forms

ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (“Contract”) is made effective this 1st day of February 2013 (“Effective Date”) by and between Clean Coal Technologies, Inc. (“Owner”), and SAIC Constructors, LLC (“Contractor”).  Owner and Contractor are sometimes referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

A.

Owner desires to develop, finance, construct and own a clean coalTest Unit (the "Facility") to be located in the State of Oklahoma, United States, unless otherwise agreed in writing by the Parties.

B.

Owner desires to engage Contractor to engineer, procure, and construct the Facility and Contractor desires to provide such services, all in accordance with the terms and conditions set forth in this Contract.

C.

Owner and Contractor desire to enter into this Contract to memorialize the terms upon which Owner retains Contractor to engineer, procure, and construct the Facility as set forth above on Owner’s behalf.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Contractor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Contract, the definitions of certain terms used in this Contract with initial letters capitalized are as set forth herein.

“Abandons” means for the purposes of Section 17.1.1, if an independent inspector agreed to by the Owner and the Contractor, acting reasonably, concurs, that Contractor has reduced substantially all or all of its personnel at the Site or removed the required equipment from the Site such that Contractor would not be capable of maintaining progress sufficient to achieve Substantial Completion in accordance with the Schedule.

 “Affiliate” means, with respect to any person or entity, any other person or entity (including any officer, director, shareholder, partner, employee, agent or representative of such person or entity) that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, partnership or other ownership interests, by contract, by Law or otherwise.

“As-Built Documents” shall have the meaning set forth in Section 2.4.

“Business Day”means every Day other than a Saturday, Sunday or a Day which is a legal holiday in the State of Oklahoma.

“Certificate of Final Completion” means the certificate issued by Contractor to Owner pursuant to Section 4.8.

“Certificate of Substantial Completion” means the certificate issued by Contractor to Owner pursuant to Section 4.4.

“Certificate of Mechanical Completion” Means the certificate issued by Contractor to Owner Pursuant to Section 4._

“Change in the Work” means changes to the Scope of the Work consisting of additions, deletions or revisions to the Work.

“Change in Law” means any Law that is amended or modified, is enacted, adopted, promulgated or otherwise becomes effective or is repealed, revoked, suspended or not renewed after the Effective Date and which increases Contractor’s cost of performing the Work or delays Contractor’s performance of the Work; provided, however, a change in any national, federal, provincial or any other income tax law or any other law imposing a tax, duty, levy, impost, fee, royalty, or charge on Contractor shall not be a Change in Law pursuant to this Contract, provided, further, that if any Owner Permit which is not in final form on the date hereof and is issued with material modifications from the conditions, obligations, and/or requirements identified in the respective permit application or draft permit previously provided to Contractor that could not have been reasonably anticipated by the Contractor based upon the Scope of Work, Prudent  Industry Practices, and documents and information previously provided to Contractor by Owner, then such changes shall be treated as a Change In Law.

“Change Order” means a written change order describing the Change in the Work and its effect, if any, on the Scope of Work Documents, Contract Price, Payment Schedule, Schedule or other Contract requirements.

“Commencement Date” shall have the meaning set forth in Section 4.1

“Contract” means this Engineering, Procurement and Construction Contract, together with all exhibits attached hereto, as the same may be amended or otherwise modified from time-to-time as permitted herein.

“Contract Price” means the total aggregate price payable to Contractor by Owner to be calculated in accordance with Exhibit C.

“Contractor” shall have the meaning set forth in the Preamble.

“Contractor’s Fee” shall have the meaning set forth in Exhibit C.

“Contractor Safety Plan” has the meaning given to it in Section 2.3.4.

“Contractor Hazardous Materials” has the meaning given to it in Section 2.2.1(i).

“Contractor Permits” means the Permits to be obtained by Contractor pursuant to this Contract or as required by Law.

“Contractor’s Representative” shall have the meaning set forth in Section 2.3.2.

“Cost of the Work” shall have the meaning set forth in Exhibit C.

“Day” means a twenty-four (24) hour period beginning and ending at 12:00 midnight.

“Design Conditions” means any design operating conditions for the Facility as set forth in Exhibit B.

“Detailed Engineering Documents” shall have the meaning set forth in Section 2.2.1(a).

“Documents” means any design, drawing, certificate, specification, report, studies, model, program, record, pattern, sample, schedule, written information and data and other document of whatever nature (including a record thereof in software form).

“Dollars” or “$” means the lawful currency of the United States of America.

“Effective Date” has the meaning given to it in the Preamble.

“Facility” has the meaning given to it in the Recitals and is more particularly described in the Scope of Work Documents.

“Final Completion” shall have the meaning set forth in Section 4.5.

“Final Completion Date” means the date upon which the Certificate of Final Completion was issued by Contractor to Owner pursuant to Section 4.5, provided that such Certificate of Final Completion has been subsequently countersigned by Owner pursuant to Section 4.5.

“Force Majeure” shall mean acts, events or occurrences beyond the reasonable control or expectation of Contractor or Owner which delay or otherwise prevent Contractor or Owner from timely performing its respective obligations under this Contract (other than an obligation to pay money), including fires; floods; epidemics; lightning; earthquakes; quarantine; blockade; governmental acts, orders or injunctions (except governmental acts, orders or injunctions directly resulting from Contractor's failure to obtain or maintain any Contractor Permit or from Contractor's breach or negligent acts or omissions); war; insurrection or civil strife; strikes or labor disputes; domestic or foreign terrorism; provided that strikes by any labor employed by Contractor or any sub-contractor at the Site, or lockouts or other labor disputes at the Site, will not constitute force majeure events to the extent the Contractor or the affected sub-contractor directly employs such labor; sabotage; unusual delays in transportation; explosion; and any other similar acts, events or occurrences, but only to the extent such acts, events or occurrences are beyond the reasonable control or expectation of Contractor or Owner despite its prudent and diligent efforts to prevent, avoid, delay or mitigate such acts, events or occurrences.  Such acts, events or occurrences shall not include those that are the result of willful or negligent actions or inactions of either party or their respective contractors, subcontractors and vendors, or those than do not have a real, quantifiable and adverse impact on the performance of the affected party.

“Governmental Authority” means any local, state, regional, central or national government administrative, judicial or executive organizations, but excluding any similar foreign or multinational entity, that has or purports to have or asserts or attempts to assert, jurisdiction to legislate, decree, adjudicate or enforce any decision related to, or bearing on, the Facility or the Work.

“Hazardous Materials” means any hazardous or toxic substances, materials and wastes which are regulated or are classified as hazardous or toxic by any Governmental Authority having jurisdiction over the Site, including, but not limited to, those substances included in the definitions of “Hazardous Substances,” “Hazardous Materials,” “Toxic Substances,” “Hazardous Waste,” “Solid Waste,” “Pollutant,” or “Contaminant"” in any federal, state, local or other Law pertaining to public or worker health, welfare or safety or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Federal Clean Air Act, 42 U.S.C. § 7401-7626; the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, as amended, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 135 et seq.; the Federal Environmental Pesticide Control Act, the Federal Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Federal Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq. and in the regulations promulgated pursuant to those laws.

“Industry Standards” means those standards of design, engineering, construction, operation, maintenance, workmanship, Materials, and components specified in Exhibit A; provided, however, if the relevant standard is not so specified therein, “Industry Standards” shall mean those standards of care and diligence normally practiced by engineering and construction firms in performing services of a similar nature for similar industrial grade power projects in the United States and in accordance with good engineering design practices, and applicable Law or Permits

“Information” means any information furnished directly or indirectly by the other Party hereto in connection with this Contract whether such Information has been furnished prior to, during or following termination of the Contract.

“Insolvency Event” means the bankruptcy, insolvency, liquidation, administration or other receivership or dissolution of a Party and any equivalent or analogous Proceedings by whatever name known and in whatever jurisdiction and any step taken (including the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.

“Law” means any federal, state, commonwealth, local or other constitution, charter, act statute, law, ordinance, treaty, resolution, directive (to the extent having the force of law), code, rule, regulation, order, specified standards or objective criteria contained in any applicable permit or approval, which standards or criteria must be met in order for the Facility to be constructed and operated lawfully, and other legislative or administrative action of any Governmental Authority, or a final decree, judgment or order of a court, or any applicable engineering, construction, safety or electrical generation code.

“Liability” or “Liabilities” means any fine, penalty, damage, loss, cost, claim or expense or other liability (including any related fees, expenses and disbursements of a Party’s counsel).

“Materials” means all equipment, supplies, apparatus, instruments, machinery parts, tools, components, appliances, spare parts and appurtenances thereto to be supplied under this Contract by Contractor as described in or required by the Scope of Work.

“Mechanical Completion” means the Facility has been engineered, fabricated, procured, delivered and constructed on the Owner’s Site and is ready to receive coal feedstock.

“Month” means a period beginning at 12:00 midnight on the last Day of the preceding calendar month and ending at 12:00 midnight on the last Day of the calendar month.

“Notice to Proceed” means the notice issued by Owner to Contractor authorizing Contractor to commence the Work under this Contract.

“Owner” has the meaning set forth in the introductory paragraph to this Contract.

“Owner Caused Change” has the meaning set forth in Section 7.5.

“Owner’s Certificate of Substantial Completion” means a certificate of Owner certifying that Substantial Completion has occurred.

“Owner Default” means the failure or delay of Owner or its representatives, agents, subcontractors or suppliers (other than Contractor and its Subcontractors and their agents and employees) to meet Owner’s material obligations under this Contract, including the obligations identified in Section 3.1.

“Owner Indemnitees” has the meaning set forth in Section 13.1.

“Owner’s Representative” has the meaning given to it in Section 3.2.

“Party” and “Parties” have the meanings given to them in the Preamble.

“Pilot Scale Tests” means the tests defined in Exhibit E to be carried out to determine whether the Facility achieves commercial viability by performing within commercially accepted criteria.

“Permits” means the permits, licenses and other approvals required from Governmental Authorities for the construction, operation and maintenance of the Facility.

“Proceeding” means any claim, suit, demand, allegation, arbitration, dispute or other action process, or proceeding whether actual or threatened.

“Process” means the CCTI clean coal Technology and all Work related to the Facility that encompasses the CCTI clean coal Technology.

“Project” means the engineering, procurement and construction of a new clean coal Pilot Plant to be located in the State of Oklahoma, United States, unless otherwise agreed in writing by the Parties.

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time-to-time, as are commonly used and generally accepted in the operations of privately owned electric power generation facilities similar to the Facility, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the construction, operation and maintenance of electric power generation facilities similar to the Facility.

“Punchlist Items” means unfinished items of Work that, considered individually or in the aggregate, does not or will not adversely affect the, safety or integrity of the Facility and does not impact the performance of the Facility.

“Safety Report” has the meaning given to it in Section 2.3.4.

“Schedule” means the schedule set forth on Exhibit D.

“Scope of Work” means the general and specific delineation of Work to be performed by Contractor as set forth in Exhibit A.

“Scope of Work Documents” means the Documents identified in Exhibit A.

“Site” means the site for the Facility described in the Scope of Work Documents.

“Site Conditions” means the physical and other conditions at the Site and the surrounding area as a whole, including conditions relating to the environment, transportation, access, waste disposal, handling and storage of materials, the availability of electric power, the adequacy  of water, the availability and adequacy of roads, climatic conditions and seasons, topography, sound attenuation, subsurface geology, nature and quantity of surface and subsurface soil conditions and materials to be encountered (including Hazardous Materials) as expressed in the Geotechnical Reports, the geological and subsurface conditions of the Site, and equipment and facilities needed before and during performance of Contractor’s obligations under this Contract.

“Site Owner” means the owner of the Site where the Facility is to be constructed.

“Spare Parts Schedule” has the meaning given to it in Section 2.8.

“Subcontract” means an agreement between Contractor and a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any person or entity, other than Contractor’s employees, engaged by Contractor to perform services relating to the Work.

“Substantial Completion” means the performance of the Work requirements specified in Section 4.3.

“Substantial Completion Date” means the date upon which the Certificate of Substantial Completion was issued pursuant to Section 4.3.

“Tax” means any present or future tax, charge, levy, impost or duty of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, imposed by any Governmental Authority together with any penalties, additions, liens, surcharges and interest relating thereto.

“Technology” shall mean the Owner’s patented or soon to be patented processes.

“Time and Material Basis” shall have the meaning set forth in Exhibit C.

“Unforeseen Site Condition” has the meaning given to such term in Section 10.2.

“Work” means all of the work, services and other duties, obligations and responsibilities that are to be carried out by or under the direction of Contractor pursuant to this Contract.

ARTICLE 2
CONTRACTOR

2.1

General Matters.

2.1.1  Relationship of the Parties.  Contractor acknowledges that Owner has retained Contractor based on Contractor’s assurances that it has the professional knowledge,

skills, experience and staffing to efficiently and effectively engineer, procure and construct the Facility, and that the individual employees of Contractor that will render services pursuant to this Contract are knowledgeable and experienced in the disciplines required for the Facility.  Contractor acknowledges and accepts the relationship of trust and confidence established with Owner by this Contract and will, at all times, act in accordance with this relationship.  Further, Contractor acknowledges that Owner is relying on Contractor for information and professional advice on construction-related matters with respect to the Facility to assist the Owner in detecting, preventing, evaluating and resolving problems and disputes, and therefore Contractor shall use its best efforts consistent with ordinary standards of care to promptly provide the same to Owner consistent with the requirements of this Contract.

2.1.2  Communication/Reporting.  Contractor shall endeavor to keep Owner informed regarding Contractor’s progress to the extent required so Owner can have meaningful review and oversight in Contractor’s efforts.  To that end, Contractor shall provide Owner monthly progress reports commencing on the Effective Date, containing the following information:  (a) a detailed description of the progress of the Work during the reporting month, including an up-to-date Schedule depicting all critical path activities and illustrating the progress that has been made against such activities; (b) a summary of progress towards obtaining Contractor Permits; (c) a listing of any violations of Permits or applicable Law and actions taken or to be taken to eliminate any subsequent violations; (d) a statement of any significant issues that remain unresolved and Contractor’s plan for resolving such issues; (e) Schedule updates; and (f) any other information reasonably requested by Owner, all in such detail as may reasonably be requested by Owner.  Without limiting the generality of the foregoing sentences, Contractor shall, as a matter of course, promptly provide Owner with copies of designs, documents, and any other information related to the Facility as required for Owner’s review and input.  If requested by Owner, Contractor shall create, for Owner’s approval, and implement a plan for orderly communication between the parties related to the Facility.

2.1.3  Compliance with Laws.  Contractor shall perform all of Contractor’s services in compliance with all applicable Laws and Permits, and private covenants affecting the Site that are made known to Contractor by Owner.

2.1.4  Confidentiality.  Contractor shall keep confidential and shall not, without the written consent of Owner, divulge any of Owner’s Information to any third party except as permitted herein.  Contractor shall not use any Information received from Owner for any purpose other than the design, procurement and construction of the Facility.  The obligations of this Section shall not apply to Owner’s Information that (a) now or hereafter enters the public domain through no fault of Contractor or its Affiliates, employee’s, agents, consultants and contractors; (b) Contractor can prove that it had such Information at the time of disclosure (except for Information previously obtained, directly or indirectly, from Owner); (c) otherwise lawfully becomes available to Contractor from a third party under no obligation of confidentiality; or (d) Contractor is required by law to disclose but only to the extent required by law and only after affording Owner with reasonable notice and opportunity to prevent such disclosure.

2.1.5  Coordination on Project Site.  Contractor agrees to at all times comply with any site requirements as may be provided by the Site Owner to Contractor, as well as its Contractor Safety Plan.  Owner’s and Contractor’s rights to entry and use thereof arises solely from the permission granted by the Site Owner under this Contract. Contractor shall confine Contractor’s apparatus, the storage of materials, and the operations of Contractor’s workmen to limits indicated by applicable Law, this Contract, and Permits and/or directions of the Site Owner and shall not unreasonably encumber the premises with Contractor’s materials.

2.2

Contractor’s Responsibilities

2.2.1  Except as otherwise expressly set forth in this Contract, Contractor, in consideration of the Contract Price, shall diligently provide and be fully responsible for  all services, Materials, equipment, consumables, supervision, labor and other matters required for the development, design, engineering, procurement, manufacturing, transport to Site, quality assurance, inspection, erection, construction, commissioning and testing of the Facility as specified in Exhibit A, the Detailed Engineering Documents, the Schedule and in accordance with the provisions of this Contract.  Without limiting the generality of the foregoing, Contractor shall at its own expense furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

(a)

prepare detailed engineering drawings and specifications for the Facility that shall include all documents and information necessary for (i) Contractor to provide a complete, sound and functional construction of the Facility in accordance with the Scope of Work Documents, this Contract and applicable Laws, (ii) Contractor to timely secure the Contractor Permits, (collectively, the “Detailed Engineering Documents”) and make such Detailed Engineering Documents available to Owner for inspection prior to completion of construction;

(b)

use its best efforts (in exercise of Contractors obligations hereunder and to the extent feasible under the time constraints of the Schedule) to value engineer those portions of the Contract Price that may be allowances, not-to-exceed allowances, unit prices, contingent prices or budget items (if any) such that the cost to Owner for such portions are at or below the values set for such portions in the Contract Price without negatively affecting the functionality, efficiency, operation or maintenance of the Facility;

(c)

obtain Contractor Permits from the applicable Governmental Authorities, including coordinating with Site Owner to determine the need, if any, for additional air permitting, and procuring such additional permitting;

(d)

coordinate its activities pursuant to this Contract with those activities of Owner, Site Owner and their other contractors as requested by Owner; provided, however, that such coordination does not delay or otherwise unreasonably interfere with Contractor’s performance of the Work in accordance with the Schedule;

(e)

clearing, excavation, backfilling, compaction, consolidation and removal or importation of related materials required with respect to preparation of the Site in accordance with the Scope of Work Documents, the Permits and applicable Law;

(f)

procurement, supply and transportation to the Site of all Materials necessary to complete the Facility;

(g)

supervision and direction of construction and other Work activities on the Site, including construction by Subcontractors, and the coordination of the Work under this Contract;

(h)

keep the Site free from waste materials or rubbish caused by Contractor’s or Contractor's subcontractor's activities and in a reasonably presentable condition given the nature of the Work.  Contractor will dispose of all waste,  rubbish and construction debris through a licensed waste hauler, or in a licensed waste disposal site or as otherwise required by Law.

(i)

remediate and dispose of in accordance with applicable Law any Hazardous Materials generated, transported or released by Contractor or any Subcontractor on or about the Site (“Contractor Hazardous Materials”);

(j)

provide periodic reports to Owner, not less frequently than monthly (and weekly during the construction period), regarding the progress of the Work in sufficient detail to allow the Owner to evaluate the progress of the Work;

(k)

commissionand perform functionality testingto determine whether the Facility is ready to receive feedstock.

(l)

clearance of the Site of temporary structures, surplus Materials and tools that were delivered or created by Contractor through the course of the Work, upon completion of field work; provided that Contractor shall offer to sell to Owner at cost any such temporary structures, surplus Materials and tools that Contractor does not want to retain;

(m)

perform all Work set forth in this Contract and in the Schedule.

2.2.2  On a time and Material basis in accordance with rates established in Exhibit C the Contractor shall start-up, test and operate the Facility for the purpose of conductingPilot ScaleTests in accordance with the requirements of Exhibit E.

2.3

Contractor’s Personnel and Labor Relations.

2.3.1  Contractor shall provide at all times at the Site while the Work is being performed at the Site by a sufficient number of suitably qualified, skilled, and experienced personnel to supervise and perform the Work in accordance with the terms of this Contract.

2.3.2  Contractor shall designate, by written notice to Owner, a representative who shall act as a single point of contact with Owner in all matters relating to the Work

(“Contractor’s Representative”).  Contractor’s Representative shall have full authority to act on behalf of Contractor for all purposes in connection with this Contract.

2.3.3  Owner shall be entitled by written notice to Contractor to object to any representative or person employed by Contractor (including Contractor’s Representative) or any Subcontractor in the execution of the Work who, in the reasonable opinion of Owner, is incompetent or negligent, or engaged in misconduct, and Contractor shall promptly remove such person from the Work and appoint a suitable replacement, or require that the relevant Subcontractor does so.

2.3.4  Within sixty (60) days of the Effective Date, Contractor shall develop and submit to Owner, for its approval, comprehensive and complete safety programs and plans for the performance of Work in conformity with applicable Laws and Prudent Industry Practice (the “Contractor Safety Plan”).  The Owner shall follow the Contractor Safety Plan while on the Site.  Contractor shall comply, and Contractor shall cause its Subcontractors to comply, with the Contractor Safety Plan. The Contractor Safety Plan shall include the erection and maintenance of safeguards for the protection of workers and the public and the elimination or abatement of all reasonably foreseeable safety hazards created by or otherwise resulting from performance of the Work.  During performance of the Work, Contractor shall publish work safety rules for the Site in compliance with the Contractor Safety Plan, which safety rules shall apply to any and all visitors to the Site, including representatives of Owner and Site Owner.  Each week (or other interval mutually agreeable to Owner and Contractor), Contractor shall prepare and provide to Owner a written report (“Safety Report”) listing (i) any breaches or violations of the Contractor Safety Plan, (ii) a description of any incidents resulting therefrom, (iii) incidents related to safety issues at the Site, (iv) the cause of any such incident, (v) the nature of such incident, (vi) the severity of such incident, and (vii) the remedial actions planned to remedy such incident and prevent such incident from occurring in the future.

2.3.5  Contractor shall be responsible for the security and protection (i) of its equipment, supplies and tools used in connection with the Work through the Final Completion Date, and (ii) for all of the other property owned or leased by Contractor or any of its Subcontractors located at the Site at areas thereon provided by Owner or stored or warehoused off the Site through the Final Completion Date.  Contractor shall use due care to protect any of Site Owner’s property at any time in its possession or under its control while performing the Work which shall not be less than the care exercised by Contractor with its own property and Contractor shall be responsible for any damage to such property resulting from its failure to use such care.

2.3.6  Contractor shall conduct all of its on-site activities within the boundaries of the Site.  Contractor, its Subcontractors, agents and employees shall observe all pertinent and reasonable regulations and rules issued by Owner or Site Owner to Contractor which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site.  Contractor shall avoid damaging trees, shrubs, lawns, walks, pavements, roadways, structures and utilities that are not designated for removal, relocation or replacement during the course of performing the Work or otherwise reasonably expected to be damaged during the course of performing the Work.  Owner or Site Owner may issue reasonable modifications to such regulations and rules from time-to-time.

2.3.7  Owner and its agents, employees and other contractors shall observe all pertinent and reasonable regulations and rules issued by Contractor, including the Contractor Safety Plan, which are in effect at the Site, as the case may be, regarding passes, badges and proper conduct on such Site.  Contractor may issue reasonable modifications to such regulations and rules from time-to-time.

2.3.8  Contractor shall maintain, and require all subcontractors working on the Facility to maintain, appropriate payroll records in accordance with the Davis Bacon Wage Act (title 40 of the United States Code at subchapter IV of chapter 31) as amended and related regulations (the “Act”), and shall certify to Owner, if and when applicable, document compliance with the Act’s requirements.

2.4

As-Built Documents

Within thirty (30) days following the Substantial Completion Date, Contractor shall furnish to Owner all Scope of Work Documents and Detailed Engineering Documents for the Facility which have all material deviations from the Scope of Work Documents indicated (“As-Built Documents”).  In addition, Contractor shall provide a complete set of the “as-built” drawings in electronic media compatible with AutoCAD – Release 2002 or newer, or a substitute as approved by Owner.  Ownership of the As-Built Documents shall be vested in Owner as of the Substantial Completion Date.  Contractor will not be liable for any subsequent use, reuse or changes in the Scope of Work Documents, Detailed Engineering Documents or As-Built Documents by the Owner or any third parties without the involvement of Contractor’s designers and such use shall be at the Owner’s or third party’s sole risk.

2.5

Books and Records, Tax Accounting

Contractor shall keep accurate and complete accounting records in support of Change Orders to the Work and the associated costs, billings and claims in accordance with generally accepted accounting principles and practices.  Owner, or its audit representatives, shall have the right at any reasonable time or times (but in any event no more frequently than once per quarter) to examine, audit and copy the records, vouchers and Contractor’s source documents which were included in any claim for compensation subject to a Change Order.  Such documents shall be available for examination, audit and copying for five (5) years after the earlier of Final Completion or termination of this Contract or for such longer period as may be required by applicable Law.  Contractor shall reasonably cooperate with Owner in connection with any such audits which shall be at Owner's expense, except as otherwise provided below.  If any inspection by Owner of Contractor’s records, books, correspondence, instruction, drawings, receipts, vouchers, memoranda and any other data relating to a Change Order under this Contract reveals any overcharge, Contractor shall pay Owner upon demand an amount equal to the sum of (i) the amount of such overcharge that is not the subject of a good faith dispute and (ii) if the overcharge is found to be intentional or willful, all of Owner’s costs, including but not limited to auditors’ and attorneys’ fees, associated with inspection of Contractor’s records and demonstrating such overcharge was intentional or willful.

2.6

Spare Parts

2.6.1  Contractor shall provide all Spare Parts required for the performance of the Work prior to Final Completion.

2.7

Contractor’s Representations and Warranties

Contractor represents and warrants to Owner that:

(a)

Contractor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Oklahoma and has the requisite legal power and authority to execute, deliver and perform this Contract.

(b)

The execution, delivery and performance by Contractor of this Contract has been duly authorized by all requisite action of Contractor, and there is no provision in its charter documents requiring further consent for such action by any other person or entity.

(c)

This Contract constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(d)

Contractor has prepared the Scope of Work Documents with the skill, care and diligence ordinarily exercised by appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar, type, nature and complexity.  Subject to Owner’s obligations under this Contract, Contractor warrants that the Scope of Work Documents are sufficient and suitable for the engineering, procurement, and construction, and, subject to proper operation and maintenance after Substantial Completion, operation and maintenance of the Facility.  However, nothing herein shall be construed to prohibit Change Orders in accordance with the provisions of ARTICLE 7.

(e)

Contractor has thoroughly and carefully examined the Schedule and warrants to Owner that it is reasonable and sufficient for the engineering, procurement and construction of the Facility.

(f)

Contractor shall prepare the Detailed Engineering Documents with the skill, care and diligence expected of appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar, type, nature and complexity, and warrants to Owner that they shall be are accurate, complete, consistent, coordinated and otherwise sufficient and suitable for Contractor to complete the Facility in accordance with the Scope of Work Documents.

(g)

The Work shall (a) conform in all material respects to the Scope of Work Documents, this Contract and applicable Law, (b) be of good quality and free from any Defect, and (c) shall be performed in a workmanlike and skilful manner.

(h)

All Materials and other items incorporated in the Work shall (i) be new, unless otherwise agreed to in writing by the Owner, and shall be of a suitable grade of its respective kind for its intended use; (ii) be free from any Defect; (iii) meet the requirements of this Contract; (iv) be free from any charge, encumbrance, lien or other security interest; (v) comply with the then current applicable Laws, and (vi) be free of Hazardous Materials except as specifically approved in writing by Owner.

ARTICLE 3
OWNER

3.1

Owner’s Responsibilities

Owner shall, at Owner’s expense, furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

(a)

render decisions, approvals or consents in a timely manner as required to permit Contractor to proceed with its responsibilities in accordance with the Schedule.  Unless otherwise provided herein, Owner shall be deemed to have approved any matter submitted by Contractor to Owner for approval (other than a Change Order) unless written notice of rejection of such matter is delivered by Owner to Contractor within ten (10) Business Days of Owner’s receipt of the Document requesting approval of such matter.  With respect to Change Orders only and unless otherwise provided herein, Owner shall be deemed to have rejected any Change Order request submitted by Contractor to Owner for approval unless written notice of approval of such Change Order request is delivered by Owner to Contractor within ten (10) Business Days of Owner’s receipt of such request.  Notwithstanding the foregoing, Owner shall use commercially reasonable efforts to provide Contractor with a response to Contractor's request for approval within such ten (10) Business Day timeframe.  All Documents requesting Owner approval shall conspicuously state such request on the face of the Document.  The scope of such decision, approval or consent shall be limited only to the general conformity of the concept, design, document or item to the requirements expressly set forth in this Contract.  Owner does not assume any liability or responsibility of any kind for Contractor’s design, engineering, manufacturing or review errors or omissions.  No Owner decision, approval or consent shall relieve Contractor from any of its obligations under this Contract.

(b)

arrange for Site access, and utilities and services, if any, identified in the Scope of Work Documents as to be provided by Owner or Site Owner in accordance with the Schedule;

(c)

provide the coal resource in the quantity and quality detailed in the Scope of Work Documents, and in the time frame identified in the Schedule; and

(d)

remediate and dispose of in accordance with applicable Law any Hazardous Materials that are found or are uncovered on or about the Site other than Contractor Hazardous Materials that are the responsibility of Contractor as provided in Section 2.2.1(i).

(e)

3.2

Owner’s Representative

Owner shall designate by written notice to Contractor a representative who shall act as a single point of contact with Contractor in all matters relating to the Work (“Owner’s Representative”).  Owner’s Representative shall have full authority to act on behalf of Owner for all purposes in connection with this Contract.  Owner may designate one or more successor representatives of Owner by five (5) Days written notice to Contractor from time to time.  Notwithstanding the foregoing provisions of this Section, Owner may, at Owner’s election, by notice in such written designation or by subsequent written notice to Contractor from time to time, limit the authority of Owner’s Representative to approve Change Orders; provided, however, that no such limitation of authority to Owner’s Representative shall restrict, negate or otherwise change a Change Order approved by Owner’s Representative prior to Owner’s written notice to Contractor.

3.3

Inspections of the Work

Owner and Owner’s Representative shall have the right to inspect any item of the Work to be provided hereunder.  Owner and Owner’s Representative shall have access to those portions of the Site, then under Contractor’s control, and any off-Site locations of Contractor or its Subcontractors being used for performance of the Work, at reasonable times and upon reasonable notice.  While at the Site, Owner and Owner’s Representative shall comply with all of Contractor’s safety rules and other job site rules and regulations.

3.4

Confidentiality

Owner shall keep confidential and shall not, without the written consent of Contractor, divulge the Contractor Detail Documents and As-Built Drawings to any third party except as reasonably necessary to use, operate, maintain, complete, repair, replace, finance, refinance, encumber or sell the Facility.  The obligations of this Section shall not apply to any aspect of the foregoing documents that (a) now or hereafter enters the public domain through no fault of Owner or its employee’s, agents, consultants and contractors; (b) Owner can prove that it had such aspect at the time of disclosure (except for Information previously obtained, directly or indirectly, from Supplier); (c) otherwise lawfully becomes available to Owner from a third party under no obligation of confidentiality; or (d) Owner is required by law to disclose but only to the extent required by law and only after affording Supplier with reasonable notice and opportunity to prevent such disclosure.

3.5

Representations and Warranties of Owner

Owner represents and warrants that:

(a)

Owner is a private corporation duly organized and validly existing under the laws of the state of New York, and has all requisite legal power and authority to execute, deliver and perform this Contract in the State of Oklahoma, United States of America;

(b)

the execution, delivery and performance by Owner of this Contract have been duly authorized by all requisite corporate action of Owner and there is no provision in its charter documents requiring further consent for such action by any other person or entity; and

(c)

this Contract constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors’ rights generally or by equitable principles relating to enforceability.

ARTICLE 4
COMMENCEMENT OF WORK

4.1

Notice to Proceed

Owner shall issue its Notice to Proceedconcurrent with the execution of this Contract.  Contractor shall commence performance of the Work promptly upon receipt of a Notice to Proceed from Owner (“Commencement Date”).  Contractor shall thereafter proceed diligently to perform the Work in accordance with the Schedule.

4.2

Mechanical Completion.

4.2.1

Contractor shall achieve Mechanical Completion of the Facility when all of the following conditions have been met with respect to the Facility, Contractor shall issue to Owner a Certificate of Mechanical Completion in substantially the same form as that set forth in Exhibit F:

(a)

to the Owner’s reasonable satisfaction, the Facility is mechanically, electrically, and structurally constructed in accordance with the Scope of Work Documents, applicable Laws and Industry Standards, except for Punchlist Items;

(b)

all Documents which are to be delivered to Owner by Contractor on or before the Mechanical Completion Date pursuant to this Contract have, in fact, been delivered to Owner;

(c)

Owner and Contractor have jointly developed a list ofPunchlist Items for Contractor to complete prior to Final Completion; and

4.2.2

Within ten (10) Days following the receipt of the Certificate of Mechanical Completion, Owner shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Mechanical Completion countersigned and certifying that the requirements of this Contract applicable to Mechanical Completion have been fully satisfied for the Facility and Mechanical Completion of the Facility has accordingly been achieved or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Mechanical Completion of the Facility has not been achieved, stating in detail the reasons therefore.  In the event that Owner determines that Mechanical Completion has not been achieved and Contractor has not disputed Owner’s determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as shall achieve Mechanical Completion of the Facility and shall issue to Owner another Certificate of Mechanical Completion.  Such procedure shall be repeated until the date that Mechanical Completion of the Facility has been achieved (the “Mechanical Completion Date”) or either party refers such matter to dispute resolution pursuant to ARTICLE 12; Owner shall respond to any such subsequent Certificate of Mechanical Completion within five (5) Days following the receipt thereof.

4.3

Substantial Completion

4.3.1

The Contractor shall achieve Substantial Completion when (i) the Facility has been started-up, functionally tested, feedstock introduced, and all Pilot Scale Tests set forth on Exhibit E have been completed, data collected and reports generated to the mutual satisfaction of the Owner and Contractor; and, if all Pilot Scale Tests indicate full commercial viability of the Facility and Owner’s Technology,(ii) Contractor provides verification to Owner Contractor’s willingness to guarantee the performance of the Technology under future EPC Contracts involving the same feedstock and test parameters involved in the Pilot Scale Tests.

4.3.2

Within ten (10) Days following the receipt of the Certificate of Substantial Completion, in the form set forth in Exhibit F, Owner shall inspect the Facility and review all Work,Pilot Scale Tests, data collected, reports and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Substantial Completion countersigned and certifying that the requirements of this Contract applicable to Substantial Completion have been fully satisfied for the Facility and Substantial Completion of the Facility has accordingly been achieved or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Substantial Completion of the Facility has not been achieved, stating in detail the reasons therefore.  In the event that Owner determines that Substantial Completion has not been achieved and Contractor has not disputed Owner’s determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as shall achieve Substantial Completion of the Facility and shall issue to Owner another Certificate of Substantial Completion.  Such procedure shall be repeated until the date that Substantial Completion of the Facility has been achieved (the “Substantial Completion Date”) or either party refers such matter to dispute resolution pursuant to ARTICLE 12; Owner shall respond to any such subsequent Certificate of Subsequent Completion within five (5) Days following the receipt thereof.

4.4

Final Completion

4.4.1

When all of the following conditions have been met with respect to the Facility, Contractor shall issue to Owner a Certificate of Final Completion in substantially the same form as that set forth in Exhibit F:

(a)

all Work, including As Built Drawings and Punchlist items, has been completed in accordance with the Scope of Work Documents and this Contract;

(b)

all other deliverables identified in this Contract with respect to the Facility have been completed in accordance with the provisions hereof and have been provided to Owner;

(c)

all rubbish accumulated by Contractor has been removed and disposed in accordance with Section 2.2.1(h); and

(d)  Contractor has completed disassembly, palletizing and placing in shipping containers as more fully described in Exhibit A.

4.3.2  Contractor shall satisfy all of the conditions set forth in Section 4.4.1 hereof and issue to Owner a Certificate of Final Completion.

4.4

Final Completion Certificate

Within fifteen (15) Days following the receipt of the Certificate of Final Completion, Owner shall inspect the Facility and review all Work and services performed by Contractor with respect thereto, and shall either (i) deliver to Contractor the Certificate of Final Completion countersigned and certifying that the Work requirements of this Contract have been fully satisfied for the Facility and Final Completion of the Facility has accordingly been achieved, or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Final Completion of the Facility has not been achieved, stating in detail the reasons therefore.  In the event that Owner determines that Final Completion has not been achieved and Contractor has not disputed Owner’s determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as shall achieve Final Completion of the Facility and shall issue to Owner another Certificate of Final Completion.  Such procedure shall be repeated until Final Completion of the Facility has been achieved or either party refers such matter to dispute resolution pursuant to ARTICLE 12 Owner shall respond to any such subsequent Certificate of Final Completion within five (5) Days following the receipt thereof.

ARTICLE 5
COMPENSATION AND PAYMENT

5.1

Contract Price

5.1.1  As compensation for the performance of the Work, Owner shall pay Contractor, in the manner and at the times hereinafter specified, the Contract Price.  The Contract Price includes any and all Taxes imposed directly or indirectly by any Governmental

Authority including, export taxes, importation duties and income Taxes imposed on Contractor or otherwise with respect to the Project or the Facility.

5.1.2

The Parties agree that Contractor, following receipt of sufficient cost estimates from appropriate subcontractors and vendors, shall submit a firm fixed price proposal to Owner for the portion of the Work necessary to achieve Mechanical Completion of the Facility.  Owner, at its option, shall determine whether to accept Contractor’s firm fixed price proposal, and amend the Contract Price for that portion of the Work, or to continue the Project under the current Contract Price.

5.2

Payments

5.2.1  Owner, within forty-eight (48) hours of execution of this Contract, shall deposit Two Million Dollars ($2,000,000.00) as an advance payment to Contractor, for the purpose of funding anticipated project expenses.  Contractor will prepare and present to Owner a monthly proforma invoice no later than the 6th day of the month, detailing Contractor’s expenditures against the advance payment.  Once Contractor’s cumulative invoices total One Million Five Hundred Thousand Dollars ($1,500,000.00), Owner shall forward to Contractor an additional One Million Six Hundred Thousand Dollars ($1,600.000.00) as security for the estimated balance of the Work.The Parties shall work together to determine whether any additional payment security will be necessary to cover any balance of the Contract Price owed to Contractor upon the exhaustion of the security paid by Owner above.

5.2.2  Within ten (10) Business Days after the Owner’s receipt of each Contractor’s invoice and Documents, Owner’s Representative shall give written notice to Contractor of any objections that Owner’s Representative has with regard to such invoice.  If Owner’s Representative provides written notice of objection to such invoice and said Documentation within the period described above, and the contents of Owner’s Representative’s notice is not in dispute, Contractor shall resubmit the corrected invoice and/or Documentation, and the above-described approval process shall reapply except that the response time shall be five (5) Business Days rather than ten (10) Business Days.

5.2.3  If Owner’s Representative disputes any amounts invoiced by Contractor within the specified time period, Owner shall promptly approve for credit against the advance payment to Contractor the undisputed amount of such invoice in the normal manner, and any disputed amount that is ultimately determined to have been payable shall be paid with interest from the date the item was payable to and including the date of payment.  The Parties shall resolve their differences regarding the disputed amount in accordance with the dispute resolution procedures set forth in ARTICLE 12.

5.2.4  Owner may withhold approval of any invoice, in whole or in part, to the extent reasonably necessary in the Owner’s opinion to protect the Owner from loss for which the Contractor is responsible, including, but not limited to: (a) defective Work not remedied; (b) failure of Contractor to make payments properly to Subcontractors or for labor, materials or equipment; (c) damage to the Owner or another contractor not covered by insurance; or (d) failure to carry out the Work in material accordance with the Scope of Work Documents and this Contract.  When the above reasons for withholding approval are removed, such approval will be given for amounts previously withheld.

5.3

Substantial Completion Payment for the Facility

No later than thirty (30) Days after the Substantial Completion Date, Contractor shall submit to Owner a statement summarizing and reconciling all previous invoices, payments and Changes in the Work, with respect to the Work, and a waiver of liens as provided in Exhibit F from Contractor for the Facility.  Within thirty (30) Days after the receipt of such statements and lien waiver, Owner shall pay Contractor the remaining portion of the Contract Price.  Any disputes regarding such payment shall be handled in accordance with the procedure set forth in ARTICLE 12.

5.4

Final Completion Payment for the Facility

No later than ten (10) Days following Final Completion, Contractor shall submit to Owner a final invoice for all remaining unpaid Items and a final waiver of liens as provided in Exhibit Ffrom Contractor for the Facility.  Within thirty (30) Days after the receipt of such statements and lien waiver, Owner shall pay Contractor the remaining portion of the Contract Price.  Any disputes regarding such payment shall be handled in accordance with the procedure set forth in ARTICLE 12.

5.5

Payments Not Acceptance of Work

No payment made by Owner to Contractor shall be considered or deemed to represent that Owner has inspected the Work or checked the quality or quantity of the Work and shall not be deemed or construed as an approval or acceptance of any Work or as a waiver of any claim or right Owner may have hereunder.

5.6

Payment of Subcontractor

Contractor shall promptly pay, in accordance with the terms and conditions set forth in the respective Subcontract, each Subcontractor the amount to which said Subcontractor is entitled.  Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make timely payments to its laborers, suppliers and subcontractors in a similar manner.

5.7

Late Payment Fee

Amounts not paid by either Party to the other when due under any provision of this Contract, including the provisions of thisARTICLE 5, shall be subject to a late payment fee, from the date payment was due to and including the date of payment, at the rate of 1.5 percent of such outstanding amount per month until paid in full.

ARTICLE 6
TESTING

6.1

General

Contractor shall assist Owner’s facility testing contractor, if any, to develop and implement all procedures for the Pilot Scale Tests.  Contractor shall schedule all Pilot Scale Tests with Owner.  Contractor shall be responsible for providing all supplies required for carrying out such tests, except to the extent the coal resource and water is required to be supplied by Owner in accordance with this Contract.  Owner may, at its expense, require independent calibration of any and all instruments used by Contractor and/or supply Owner’s own instruments to be used in addition to those of Contractor.

6.2

Test Procedures

The Pilot Scale Tests shall be performed under normal operating conditions as described in Exhibit E hereto and in accordance with all applicable Laws in effect on the date thereof.  Contractor shall conduct the Pilot Scale Tests prior to Substantial Completion.

6.3

Notice of Testing

Contractor shall notify Owner at least fourteen (14) Days in advance of the actual date that Contractor shall start conducting the initial Pilot Scale Test.  Owner shall be entitled to attend at the time and place appointed and Owner shall instruct its operating personnel to follow the directions of Contractor in connection with the performance of the Pilot Scale Tests.  If Owner fails to attend at the time and place appointed for the Pilot Scale Tests, Contractor shall be entitled to proceed with the Pilot Scale Tests in their absence.  The Pilot Scale Tests shall then be deemed to have been made in the presence of Owner.

6.4

Facilities

Except as expressly set forth in Section 3.1, Section 6.3 and the Scope of Work Documents, Contractor shall be responsible for the provision of all necessary labor, supervision, consumables, materials and equipment necessary to support the proper carry out of the Pilot Scale Tests.

6.5

Repeat Pilot Scale Tests

The terms governing the failure of and repetition of the Pilot Scale Tests are provided in Exhibit E.

6.6

Copies of Test Results and Testing Reports

Contractor shall provide Owner with copies of the test results and final testing reports within thirty (30) Days of the completion of the Pilot Scale Tests along with the documentation required in Section 4.3.1(ii) above.

ARTICLE 7
CHANGES IN THE WORK

7.1

Change Orders.

Owner, without invalidating this Contract, may order Changes in the Work that are reasonably related to and do not materially reduce or increase the Scope of Work, in which event the Schedule and other such parts of the Contract as may be affected by such Change in the Work shall be adjusted as necessary, and Contractor shall be compensated for the additional Work in accordance with Exhibit C.  If Owner decides not to issue a Change Order after having requested a Change in the Work, unless such Change Order request is issued in response to a Contractor Change Order notice as set forth in Section 7.2.1, Contractor shall be entitled to compensation in accordance with Exhibit C for providing services necessary to respond to Owner’s Change Order request.  All Changes in the Work shall be authorized by a Change Order and only Owner or Owner’s Representative may issue Change Orders.

7.2

Procedure for Change Orders.

7.2.1

As soon as reasonably possible, but in no event later than five (5) Business Days after Contractor becomes aware, through the exercise of reasonable diligence, of any circumstances which Contractor has reason to believe may constitute a Change in the Work, Contractor shall issue to Owner a Change Order notice using the form set forth in Exhibit F.  All Change Order notices shall include preliminary documentation sufficient to enable Owner to determine (i) the factors necessitating the possibility of a Change Order; and (ii) the impact which the Change Order is likely to have on the Schedule.  Failure to give such proper and timely Change Order notice shall, to the extent Owner is prejudiced by such failure, constitute a waiver of Contractor’s right to request an adjustment.  Notwithstanding the foregoing, Contractor shall only be entitled to request a Change Order by reason of (i) a Contract error to the extent provided in Section 7.2, (ii) a Change in Law to the extent provided for in Section 7.3, (iii) Force Majeure to the extent provided in Section 7.4, (iv) an Owner Caused Change to the extent provided in Section 7.5, or (v) an Unforeseen Site Condition.

7.2.2  If Owner desires to make a Change Order in response to a Change Order notice, it shall submit a Change Order request to Contractor using the form set forth in Exhibit F.  Contractor shall promptly review the Change Order request and notify Owner in writing within five (5) Business Days of receipt thereof of the options for implementing the proposed Change Order (including, if possible, any option that does not involve an extension of time) and the effect, if any, each such option would have on the Schedule, or any other such part of the Contract as may be affected.  The preparation and provision of information to Owner in response to a Change Order request shall be at Contractor’s expense if such Change Order request is issued in response to a Change Order notice issued by Contractor pursuant to this Section and otherwise Contractor shall be reimbursed for such expense in accordance with Exhibit C if a Change Order is requested by Owner.

7.2.3  If Owner agrees that a Change Order is in order and accepts Contractor’s statement of the effect of such Change Order on the Schedule, or any other such part of the Contract as may be affected, Owner shall issue a Change Order.  In the event Owner disagrees with Contractor’s statement of the effect of such Change Order on the Schedule, or any other such part of the Contract as may be affected, Owner may proceed to issue the Change Order reserving those items in dispute.

7.3

Change Orders Due to Changes in Law.

Contractor acknowledges that it knows and understands the Law applicable to its Work.  Contractor shall not be entitled to any schedule change or additional compensation in accordance with ExhibitC for any Change Order related to a Change in Law unless, and only to the extent such Change in Law requires changes in the Schedule or the Scope of Work Documents despite Contractor’s prudent and diligent efforts to prevent, avoid or mitigate such changes.

7.4

Effect of Force Majeure; Excused Performance.

If Contractor’s performance hereunder is wholly or partially prevented due to the occurrence of a Force Majeure affecting Contractor and such Force Majeure has caused an extension of the Schedule, Contractor shall provide to Owner a written description of Contractor’s plan to make-up Day(s) lost under the Schedule due to the occurrence of such Force Majeure, including an estimate of the costs of such plan.  In the event of the occurrence of a Force Majeure, Contractor shall be entitled to a Change Order for adjustments in the Schedule and other such parts of the Contract, including additional compensation in accordance with Exhibit C, as may be affected by such Force Majeure;   To the extent that Owner desires to pay for the costs of acceleration of the Work or change to the Schedule set forth in Contractor’s proposal in order to compensate for delays in the Work caused by such Force Majeure, Owner shall authorize a Change Order adjusting the Schedule and authorizing additional compensation in accordance with Exhibit C.  Except for the obligations of either Party to make any required payment then due and owing under this Contract, if either Party is rendered wholly or partially unable to perform its obligations under this Contract because of a Force Majeure, then such Party’s obligations that are so affected shall be excused and suspended to the extent and during the continuance of the Force Majeure.  If the Force Majeure continues for forty-five (45) consecutive days or more, this Contract may be terminated by either Party pursuant to Section 17.3.  This Section is subject to and conditioned upon the following:

(a)

the non-performing Party, by exercise of due foresight, could not reasonably have been expected to avoid, or that by the exercise of reasonable due diligence could not have been able to overcome, such Force Majeure;

(b)

the non-performing Party gives the other Party notice describing the particulars of the occurrence, with notice given promptly after the occurrence of the Force Majeure, and in no event more than five (5) Days after the affected Party becomes aware of such occurrence; within fifteen (15) Days after such occurrence, the non-performing Party shall give the other Party written notice estimating the expected duration and probable impact on the performance of such Party’s obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure;

(c)

the non-performing Party shall forecast, based on information reasonably available at the time, the duration of its non-performance, provided that it shall be no more than is reasonably required by the Force Majeure, and such forecast may be adjusted as more accurate information becomes available;

(d)

the non-performing Party shall exercise all reasonable efforts to mitigate or limit damages to the other Party;

(e)

the non-performing Party shall exercise all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

(f)

when the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

7.5

Owner-Caused Changes.

In the event and to the extent (a) a failure of Owner to perform, or cause performance of, its obligations in accordance with the Contract; or (b) damage to or destruction of any Work caused by Owner cause a delay in Contractor’s performance of the Work which impairs Contractor’s ability to meet the Schedule, or impacts Contractor’s cost of performance of the Work, an equitable adjustment in the Schedule and additional compensation in accordance with Exhibit C, or any other such part of this Contract as may be affected, shall be made pursuant to this Section 7.5 (an "Owner Caused Change").  To the extent Contractor cannot reasonably redeploy labor or equipment, reasonable standby and mobilization/remobilization costs incurred by Contractor resulting from any such Owner Caused Change shall be reimbursed to Contractor in accordance with Exhibit C as such costs are incurred.

7.6

Owner Requested Acceleration.

Owner may order Contractor to accelerate the progress of the Work, or any part thereof, for such a time and in such a manner as Owner may consider necessary or desirable provided that such acceleration is reasonably practicable.  In the event of such order to accelerate the Work, or any part thereof, and such acceleration is not the result of Contractor’s default, Contractor shall be entitled to reasonable compensation in accordance with Exhibit C necessitated by such acceleration.

7.7

Effectiveness; Continued Performance Pending Resolution of Disputes.

If a Change in the Work is initiated under this ARTICLE 7, then the Change Order and the modifications made pursuant to such Change Order shall be effective upon Owner’s issuance of a Change Order with respect thereto.  Notwithstanding a dispute regarding any proposed or requested Change Order, or any adjustment of the Schedule, or any other such part of this Contract as may be affected with respect to a

Change Order, Contractor shall proceed with the performance of such Change Order promptly following Owner’s execution of the corresponding Change Order.

7.8

Documentation.

All Change Order notices by Contractor for adjustments pursuant to a Change Order to one or more of the Contract Price, the Schedule, or any other such part of this Contract as may be affected as a result of Change Orders under this article 7 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof.

7.9

Continuing Performance.

Pending final resolution of any request in accordance with this ARTICLE 7 unless otherwise agreed in writing, Contractor shall proceed diligently with performance of all obligations under this Contract.

7.10

Critical Path Schedule Updates.

If there is any change in the Schedule covered by a Change Order, or based on a Change Order notice, Contractor shall provide Owner with an updated version of Contractor’s critical path schedule reflecting the change attributable to the Change Order or event(s) giving rise to the request for adjustment.

7.11

Change Order Constitutes Complete Relief.

In the event a Change Order adjusts the Schedule, the Change Order signed by Owner and Contractor constitutes complete relief to Contractor for schedule impacts for all events giving rise to the Change Order except as may be specifically excluded in the Change Order.

7.12

Effect of Changes on Warranties and Safety.

7.12.1  If a proposed Change in the Work by Owner may negatively affect any warranty with regard to any Work, Contractor shall serve Owner notice within ten (10) Business Days of Contractor’s receipt of such proposal of its belief and the believed effect.  If Owner insists, despite Contractor’s notice, upon requiring the execution of such proposal and Contractor acquiesces to Owner’s request and executes the proposal, the affected warranties shall be adjusted to the extent agreed between the Parties or as already determined in accordance with the provisions of ARTICLE 11, but only to the extent related to or derived from Owner’s proposal.

7.12.2  If a proposed Change in the Work may negatively affect safety of the Work or persons in its vicinity or would violate any applicable Laws, Contractor shall serve Owner notice within ten (10) Business Days of Contractor’s receipt of such proposal of Contractor’s belief and the believed effect, and Contractor shall not be required to perform such proposal.

ARTICLE 8
WARRANTIES CONCERNING THE WORK

8.1

Warranty

The Contractor warrants to the Owner that materials and equipment furnished in the performance of the Work will be of good quality and new unless otherwise required or permitted by the Scope of Work, that the Work will be free from defects not inherent in the quality required or permitted by law or otherwise, and that the Work will conform to the requirements of the Scope of Work. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. Until Substantial Completion, Contractor warrantsthe construction work.The warranty period shall end at the earlier of the date that is six months from Substantial Completion or the shutdown and/or disassembly of the Facility to make ready for shipping. Contractor warrants that the Contractor’s services provided for the performance of the Work will be in accordance with generally accepted standards of care for such services; provided that such performance warranty will specifically exclude the CCTI clean coal Process and its performance.  Contractor shall pass through to Owner all product warranties received from any subcontractor or vendor for equipment incorporated into the Facility.

ARTICLE 9
TITLE; CARE OF THE WORK

9.1

Passage of Title; Encumbrances

Legal title to and ownership of all Materials provided hereunder shall pass to and vest in Owner, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, upon Final Completion.

9.2

Risk of Loss.

Upon the Commencement Date, Contractor shall bear the risk of loss and shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to (a) employees on the Work and other persons who may be affected thereby; (b) the Work and Materials to be incorporated therein, whether in storage on or off the site, under care, custody or control of Contractor or Contractor’s Subcontractors or Sub-subcontractors; and (c) other property at the Site or adjacent thereto, such as trees, pavements, roadways, structures and utilities owned by Site Owner and not designated as the Site or intended for removal, relocation or replacement in the course of construction.  Owner shall bear the risk of loss for the Work and Materials upon the earlier of Final Completion or the termination of this Contract.

9.3

Site Safety.

Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, and notifying the Site Owner and other owners and users of adjacent sites and utilities, if any.

9.4

Damage.

Contractor shall be responsible to assure safe delivery of all Materials to the Site.  Contractor shall promptly remedy damage and loss  to any Materials or Work to the extent caused in whole or in part by Contractor, a Subcontractor or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which Contractor is responsible, except damage or loss attributable to acts or omissions of Owner or anyone directly or indirectly employed by Owner, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of Contractor.

9.5

Care, Custody and Control.

Upon the earlier of the Final Completion Date or the termination of this Contract, Contractor shall turn over to Owner the care, custody and control of the Facility.  Owner, at its expense, shall properly operate and maintain such portions of the Facility turned over to it by Contractor in accordance with applicable Laws and Prudent Industry Practices.  Owner shall provide Contractor reasonable access to the Facility in order to allow Contractor to perform its obligations under this Contract (including completion and/or repetition of testing and Punchlist Items)

ARTICLE 10
SITE CONDITIONS

10.1

Site Conditions.

Neither the Owner nor Contractor has made any Geotechnical investigation of the Site.  Contractor represents and warrants that Contractor shall visually investigate the Site to the full extent Contractor deems necessary for Contractor’s purposes and that Contractor shall become familiar with, and satisfy itself with respect to, the nature and location of the Work and the Site Conditions; provided that Contractor’s familiarity and satisfaction with the surface soil and the subsurface conditions is limited to the matters reasonably determinable or inferable only from visual inspection.  Notwithstanding any of the foregoing, Contractor makes no representations or warranties with respect to the location of underground utilities, if any, on the Site or any location where any portion of the Work shall be performed.

10.2

Unforeseen Site Conditions.

In the event any conditions which are, or may be, protected under applicable Law or the Permits or any archeological resources or any other man-made or naturally occurring condition contained at the ground surface and below the surface of an area which pertains to the Work in which Contractor is permitted to dig pursuant to a dig permit, are found at the Site that differ materially from those set forth in the Information provided by the Owner regarding the Site (each such materially differing condition, an “Unforeseen Site Condition”), Contractor shall promptly notify Owner of such Unforeseen Site Condition and Owner and Contractor shall agree upon a plan to address or mitigate such condition.  Any Change Orders required to address or mitigate an Unforeseen Site

Condition shall be subject to the provisions of ARTICLE 7.

ARTICLE 11
INSURANCE

11.1

Contractor Provided Insurance.

11.1.1  Coverage Required.  Contractor shall purchase and maintain such insurance as set forth below for matters that may arise out of or result from Contractor’s operations and completed operations under this Contract and for which Contractor may be legally liable, whether such operations be by Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable

(a)

Commercial General Liability coverage with the following per project annual aggregate limits, using ISO Form CG 25030397 (or a substitute form providing equivalent coverage):

General Aggregate Limit

Not less than $2,000,000;

(other than Product-Completed Operations)

Product-Completed Operations Aggregate Limit

Not less than $1,000,000;

Personal and Advertising Injury Limit

Not less than $1,000,000;

Each Occurrence Limit

Not less than $1,000,000;

Such policy or policies must include (i) broad form property damage coverage including, but not limited to, damage arising from blasting, explosion, collapse of structures or other property or damage to underground utilities and property with any X.C.U.  exclusion removed, (ii) protective liability coverage (iii) product and completed operations coverage (iv) contractual liability coverage, and (v) personal injury coverage, including libel, slander, wrongful eviction and false arrest.  All policies shall be written on an occurrence basis rather than claims made.  Unless additional insurance coverage is provided by a separate policy for Owner and other named insured, the policy must contain a separation of insureds (cross liability) clause and a breach of warranty clause as approved by Owner, and the certificate must so indicate.  Contractor’s Commercial General Liability policy shall also contain an additional insured endorsement, ISO CG 2010 11/85 or equivalent, to include additional insured protection to Owner for Contractor’s ongoing and completed operations.

(b)

Excess Liability insurance with a single limit of at least Ten Million Dollars ($10,000,000) per occurrence in excess of the limits of the insurance otherwise provided in subparagraph (a), subparagraph (c) (specifically Employer’s Liability) and subparagraph (d);

(c)

Workers Compensation insurance providing statutory limits of liability, and

Employers Liability limits of One Million Dollars ($1,000,000) per disease/accident/ employee, which policy shall contain a waiver of subrogation in favor of Owner;

(d)

Comprehensive Automobile Liability Insurance for all owned, non-owned and hired vehicles with single combined limit of not less than Two Million Dollars ($2,000,000) per occurrence;

(e)

Marine Transit Insurance - If equipment or materials are shipped by ocean transit, cargo insurance with a limit per occurrence representing the value of the single largest shipment written on a “warehouse to warehouse” basis including land, air, and marine transit and temporary storage in route, (a) insuring “all risks” of Loss or damage on a replacement cost basis and including coverage for war, charges of general average sacrifice, or contribution, and salvage expenses, (b) containing a 50/50 clause and import duty clause, (c) containing no exclusion for inadequate packing, and (d) insuring for the replacement value of the largest single shipment plus freight and insurance.  Such insurance shall cover equipment during transit until delivered to the Site.

(f)

providing coverage on a replacement cost basis and otherwise acceptable to Owner for Materials procured and to be delivered pursuant to this Contract;

(g)

All risk property insurance for Contractor’s equipment and personal property located on the Site on a replacement cost basis; and

(h)

Any further coverage Contractor is required to have by applicable Law.

11.1.2  Policy Requirements.  All coverage shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to Contractor’s completed operations, both primary and excess liability limits and worker’s compensation coverage, until the expiration of the Warranty period.  Owner, and any other persons or entities identified by Owner shall be additional insureds on the policies identified in subsections (a), (c) and (d).  Additional insured coverage shall apply as primary insurance and non-contributory with respect to any other insurance afforded to Owner and the other named insureds.  All insurance providers must maintain an A.M.  Best rating of “A-” with a financial category of eight (8) or better and be lawfully authorized to do business in the jurisdiction in which the Facility is located.  All policies shall contain a provision expressly waiving any and all rights of subrogation against Owner, and any other party so requested by Owner and its respective directors, officers, representatives, agents and employees, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any Liability of Owner or its directors, officers, representatives, agents and employees.

11.1.3  Memorandum of Insurance.Memorandum of insurance acceptable to Owner shall be provided to Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance.  These insurance policies required by this Section 12.1 shall not be canceled or allowed to expire until at least 30 Days’ prior written notice has been given to Owner.  An additional Memorandum of Insurance evidencing continuation of liability coverage, including coverage for completed operations, both primary and excess liability limits and worker’s compensation shall be submitted with the final Application for Payment as required by Section 12.1.2 and thereafter upon renewal or replacement of such coverage until expiration of the Warranty period.  Contractor shall promptly furnish all information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both.  Such certificates shall additionally attach the endorsements evidencing additional insured cover for both ongoing and products completed operations and waivers of subrogation for all requisite policies.

11.1.4  Subcontractors.  Contractor shall require all Subcontractors and sub-subcontractors of any tier to provide (i) Commercial General Liability Insurance (with not less than $1,000,000 coverage for personal injury and property damage); (ii) Worker’s Compensation/Employer’s Liability Insurance (not less than $500,000 coverage).  All policies shall include the Owner as additional insured, except statutory Worker’s Compensation, on a primary and non-contributory basis. and (iii) Business Automobile Liability Insurance (not less than $1,000,000 coverage).  Contractor shall require certificates of insurance evidencing such coverage prior to allowing such Subcontractors and sub-subcontractors to commence of Work.  Copies of such certificates shall be provided to Owner upon request.

11.2

Owner’s Liability Insurance.

Owner shall purchase and maintain (a) commercial general liability insurance with bodily injury and property damage combined single limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate, (b) excess liability insurance with a single limit of at least Five Million Dollars ($5,000,000) per occurrence in excess of the limits of the insurance provided in subpart (a) above, and (c) any further coverage that Owner may be required to have by applicable Law.

11.3

Builder's All Risk Property Insurance.

11.3.1  Coverage Required.  The cost of the builder's all-risk property insurance is included in the Contract Price.Contractor shall promptly purchase and maintain builder's all-risk property insurance for the entire Facility at the Site on a replacement cost basis without optional deductibles.  Such policy shall be written on a builder’s risk “all-risk” or equivalent policy form insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements.  Such policy shall cover compensation as outlined in this Contract for Contractor’s services and expenses required as a result of such insured loss.  Such policy shall be maintained, unless otherwise agreed, until final payment. This insurance shall include interests of Owner, Contractor, Subcontractors, Sub-

subcontractors and Suppliers in the Facility and shall name the Owner, and any other party so requested by Owner as an additional insured and/or loss payee.

11.3.2  Waiver of Subrogation. Owner and Contractor waive all rights against (a) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (b) Owner’s separate consultants and contractors and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance.  Owner or Contractor, as appropriate, shall require their subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.4

Payment of Deductibles.

If any of the insurance described above shall have any deductibles, the Party obligated to procure such insurance shall be solely responsible for payment of all such deductible amounts associated with such insurance.

11.5

Evidence of Insurance.

Failure by a Party to obtain the insurance coverage or memoranda of insurance required by this ARTICLE 10, shall not in any way relieve or limit such Party’s obligations and liabilities under this Contract, nor shall the failure of any insurance provider for any reason to pay claims accruing with respect to such Party’s insurance, affect, negate or release such Party from any of the provisions of this Contract, including such Party’s indemnity obligations.  The insurance coverage to be provided by each Party pursuant to this ARTICLE 10 are not intended to, and shall not in any manner, limit or modify such Party’s obligations under this Contract, except to the extent any proceeds of such insurance are actually paid in satisfaction of such Party’s obligations. If a Party shall fail to procure or maintain its insurances, then the other Party shall have the right (but shall not be obligated) to provide and maintain such insurance at the defaulting Party’s expense and to deduct the cost thereof from any amount or amounts due to the other Party or in the event there are no such amounts due and payable, the defaulting Party shall reimburse the other Party for such costs on demand.

ARTICLE 12
DISPUTE RESOLUTION

12.1

Direct Discussions.

If during the term of this Contract a dispute arises between Owner and Contractor, or one Party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the Parties shall cause Owner’s Representative and Contractor’s Representative to promptly confer and exert their good faith efforts to reach a reasonable and equitable resolution of the issue.  Either representative may refer the matter to the Parties’ senior officers if such representatives are unable to resolve the issue within a reasonable time (as determined by either representative). Neither Party shall seek resolution by mediation of any dispute arising in connection with this Contract until both Parties’ senior officers, who shall be identified by each Party from time-to-time, have had at least fourteen (14) Days (seven (7) Days if an invoice dispute) to resolve the dispute following referral of the dispute to such senior officers.  If the Parties fail to settle such dispute within such period (including a failure to identify their respective senior officers and make necessary referrals within such period), the provisions of Section 12.2 shall apply unless the Parties agree otherwise.

12.2

Mediation.

If a dispute under this Contract is not resolved by the Parties pursuant to Section 12.1, upon the request of either Party, the Parties shall try in good faith to settle the dispute by nonbinding mediation administered by an experienced construction mediator mutually selected by the Parties, or if no agreement can be reached, by the American Arbitration Association before resorting to arbitration.  The mediation shall be held in a location mutually agreed by the Parties or selected by the mediator.  Each Party shall bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys’ fees and costs of witnesses).  Payment of the mediator and other costs and expenses of the mediation shall be divided equally among the Parties.

12.3

Arbitration.

12.3.1  Notwithstanding any provision of this ARTICLE 12 to the contrary, if mediation fails to resolve the dispute, in whole or in part, the Parties agree that any remaining dispute will be submitted to binding arbitration administered by an experienced arbitrator or panel of arbitrators experienced in construction disputes and mutually selected by the Parties, or if no agreement can be reached, by the American Arbitration Association (“AAA”) under its Construction Industry Arbitration Rules, including its Procedures for Large and Complex Construction Disputes.  Arbitration shall take place in New York, New York, unless otherwise agreed by the Parties.  The AAA shall have the power, upon the request of any party, to make all the appointments with reasonable input from the parties.  The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute.  The award shall be in writing, shall be signed by a majority of arbitrator(s), and shall include a statement setting forth the reasons for the disposition of any claim.  Judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction only for the purpose of enforcing said award for non-compliance.  Either Party may file a written demand for arbitration to the other Party.  While any disputes under this Contract are pending, including the commencement and pendency of any of the dispute resolution procedures set forth in this ARTICLE 12 the Parties shall abide by all their obligations under this Contract without prejudice to a final determination in accordance with the foregoing provisions of this ARTICLE 12.

12.3.2  An arbitration under this Section 12.3 may be joined with an arbitration involving common issues of law or fact between the Owner and Contractor or any person or entity with whom Owner or Contractor has mutually agreed or has a contractual obligation to arbitrate disputes if such agreement does not prohibit consolidation or joinder.

12.3.3  Owner and Contractor acknowledge their mutual desire to not be in a position of having duplicative or potentially inconsistent proceedings involving common issues of law or fact.  Therefore, if either Party demands the presence of another party substantially involved in a common question of fact or law and whose presence is required if complete relief is to be accorded in the arbitration or to prevent common issues of law or fact being decided in a separate proceedings, and such party cannot or will not be joined in the arbitration but would be present in a legal or equitable proceeding with proper jurisdiction and venue, the demanding party shall have the right to require the arbitration removed to any court with proper jurisdiction and venue.

12.4

Attorneys Fees.

If a suit, action, arbitration or other proceeding of any nature whatsoever is instituted in connection with any controversy arising out of this Contract, or to interpret or enforce any rights under this Contract, the Parties agree that each Party shall bear its own attorneys’ fees in such action and shall have no right to recover attorneys’ fees from the other party, and therefore, to the fullest extent of the law, each Party hereby waives and releases the other Party from any statutory or common law right to recover attorneys’ fees; provided however, the foregoing waiver and release shall not apply to the rights under any law or rule of civil procedure providing for the recovery of attorneys’ fees for frivolous conduct.

12.5

Performance of the Work During Dispute.

So long as Owner has paid Contractor all mature and undisputed amounts due to Contractor under this Contract, Contractor's performance of the Work shall not be excused during the pendency of a dispute.

ARTICLE 13
INDEMNIFICATION

13.1

General Mutual Indemnity for Bodily Injury or Property Damage.

To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Owner’s officers, directors, members, consultants, agents and employees, and the Site Owner (the "Owner Indemnitees") from all claims for bodily injury and property damage (other than to the Work itself and other property insured under builders’ risk insurance), including reasonable attorneys’ fees, costs and expenses, that may arise from the performance of the Work, but only to the extent caused by the willful, intentional or negligent acts or omissions of the Contractor, its Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable.  The Contractor shall not be required to indemnify or hold harmless the Owner Indemnitees for any negligent acts or omissions of the Owner

Indemnitees.

To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, its officers, directors or members, employees, agents and Subcontractors, and the Site Owner (the "Contractor Indemnitees") from all claims for bodily injury or property damage (other than property insured under builder’s risk insurance) including reasonable attorneys’ fees, costs and expenses, that may arise from the Owner’s performance of its responsibilities under this Contract, but only to the extent caused bythe willful, intentional or negligent acts or omissions of the Owner, its employees and consultants or other contractors, or anyone for whose acts the Owner may be liable.  The Owner shall not be required to indemnify or hold harmless the Contractor Indemnitees for any negligent acts or omissions of the Contractor Indemnitees.

13.2

Indemnity from Liens.

Contractor shall defend, indemnify and hold each of Owner Indemnified Parties harmless from and against (i) all mechanics’ liens arising from the performance of the Work by Contractor or otherwise caused by any Subcontractor or any employee, agent or Affiliate of Contractor or any of its Subcontractors or anyone else entitled to file a lien under Law; and (ii) any loss, damage or liability (including, but not limited to, reasonable attorneys’ fees and other costs) in connection with any and all mechanics’ liens filed in connection with Contractor’s Work hereunder.  This Section 13.2 shall not apply to Liens of Contractor which result from non-payment of an undisputed amount by Owner.

13.3

Owner’s Infringement Indemnity.

Owner shall indemnify and keep indemnified and hold harmless Contractor from and against any and all third-party suits, actions claims of any type of character, type or description, based upon any claim of infringement of any patent or other license or intellectual property right (whether by way of trademark or otherwise) resulting directly or indirectly from furnishing of the Processpursuant to this Contract asserted by any third party against Contractor and any Liabilities, including reasonable attorneys’ fees, incurred by Contractor in connection therewith.  Each Party agrees to notify the other as soon as reasonably possible of any material matters with respect to which the foregoing indemnity is likely to apply and of which the notifying Party has actual knowledge.  If notified in writing of any action or claim for which Owner may be liable to provide indemnity, Owner shall, without limitation, defend (subject to reasonable consultation with Contractor) such action or claim at their expense and pay the cost and damages and attorneys’ fees awarded against Contractor in such action or claim; provided, however, that Owner shall have the right to control the defense and settlement of all such actions or claims, which settlement shall be subject to the consent of Contractor, if applicable, not to be unreasonably withheld.

13.4

Owner’s Environmental, Law and Permit Indemnity.

Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors and their respective joint venture partners, directors, officers, agents, employees,

shareholders and affiliates (each, an “Contractor Indemnified Party”) from any and all Liability or Proceedings arising out of (a) any and all environmental related liability or cost arising from or related to the Site, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of a Contractor Indemnified Party in connection with their performance of the Work or to the extent the Contractor is required to indemnify the Owner in accordance with Section 13.1 hereof); or (b) on account of any violation of any Law or Permit to be complied with by Owner hereunder.

13.5

Contractor’s Environmental, Law and Permit Indemnity.

Contractor shall defend, indemnify and hold harmless Owner and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates (each, an “Owner Indemnified Party”) from any and all Liability or Proceedings arising out of (a) any and all environmental related liability or cost arising from or related to the environmental hazards brought to the Site by Contractor or any of its subcontractors or suppliers, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of an Owner Indemnified Party); or (b) on account of any violation of any Law or Permit to be complied with by Contractor hereunder.

13.6

Notice and Settlement of Claims.

A Party seeking the benefit of an indemnity under this ARTICLE 14 shall give the other Party written notice of any claim giving rise to the indemnity promptly after such Party learns of the same.  The indemnifying Party may, at its own cost, conduct negotiations for the settlement of such claim and any litigation that may arise therefrom.  The Party claiming the benefit of the indemnity shall not make any admission that might be prejudicial to the indemnifying Party unless the indemnifying Party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested.  The indemnifying Party shall not settle any indemnified claim without the indemnified Party’s prior written approval (not to be unreasonably withheld or delayed).  The Party claiming the benefit of the indemnity shall, at the request of the other Party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so and shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

13.7

Comparative Negligence.

It is the intent of the Parties that where, as between the Parties, negligence is determined to have been joint or contributory each Party shall bear the proportionate cost of any suits, actions, legal or administrative proceedings, claims, demands, costs (including reasonable attorneys’ fees) and expenses of any nature attributable to that Party’s fault.

13.8

Owner’s Indemnity for Good Coal PTE, Ltd.

Owner shall defend, indemnify and hold harmless Contractor and its Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and affiliates (each, an “Contractor Indemnified Party”) from any and all Liability or Proceedings arising out of(a) Owner’s involvement in Good Coal PTE, Ltd..; (b) Contractor’s termination of the EPC Contract between Good Coal and Contractor, dated May 10, 2012, including claims that Contractor breached its EPC Contract with Good Coal by executing this Contract with Owner; (c) any other claims that Archean Group, its affiliated companies, or any third party may bring against Contractor related to Contractor’s performance of the Work under this Contract on behalf of Owner; or (d) any delays caused to Contractor’s Work, or costs incurred by Contractor, due to any dispute between Owner and Good Coal or Archean Group.

ARTICLE 14
ASSIGNMENT

14.1

Assignment by Owner.

Owner may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract without the prior written approval of Contractor, which approval shall not be unreasonably withheld or delayed, provided, however, that no such consent shall be required with respect to the assignment by Owner (i) to an Affiliate, (ii) to a non-Affiliate after the Final Completion Date and upon the payment of all outstanding amounts due to Contractor hereunder; (iii) with respect to the collateral assignment of this Contract by Owner to, or for the benefit of, any Financing Party or (iv) in connection with a sale-leaseback of the Facility or the Materials to an Affiliate or other third party without the prior written consent of Contractor, provided, however, that any assignee of Owner shall be in a substantially equivalent financial position as Owner as of the date of such assignment.  In connection with any financing or refinancing of the Facility or Materials (including through a sale-leaseback financing) by Owner, Contractor shall cooperate in good faith with Owner and any lender or investor (including any agent or trustee acting on their behalf), to agree upon a consent and agreement in connection with this Contract, which consent and agreement shall be in form and substance agreed to by Owner, Contractor and the lenders or investors, as applicable.  No assignment of Owner’s obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract shall relieve Owner of any obligation hereunder.

14.2

Assignment by Contractor.

Contractor may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract without the prior written approval of Owner.  Notwithstanding the foregoing, Contractor may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract to an Affiliate, without Owner’s consent provided that such Affiliate is eligible and qualified to provide services on a federally financed project (e.g., not listed on GSA’s Excluded Parties List System or any equivalent list).  No assignment of Contractor’s obligations, rights, title and/or interest in and to or arising out of or in connection with the Contract shall relieve Contractor of any obligation hereunder.

14.3

Succession.

This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns (as provided for by Sections 14.1 and 14.2) of the Parties.

ARTICLE 15
SUBCONTRACTORS

15.1

Subcontracts.

Subject to Section 15.2, Contractor may enter into Subcontracts for the performance of the Work and shall be solely responsible for the satisfactory performance of the Work and the acts, defaults and omissions of any Subcontractor notwithstanding any review, approval or other action taken by Owner with regard to the selection of a Subcontractor hereunder.  Contractor shall be responsible for the actions of the Subcontractors in their performance of the Work as if such actions were those of Contractor.  The issuance of any Subcontract shall not relieve Contractor of any of its obligations under this Contract.  All Subcontracts shall be generally consistent with the terms or provisions of this Contract.  No contractual relationship shall exist between Owner and any Subcontractor with respect to the Work to be performed hereunder, and no Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Contract.  Except as expressly set forth in Section 15.2, nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Owner or (b) obligate Owner to pay or arrange for the payment of any Subcontractor.

15.2

Subcontract Provisions.

Contractor shall have written Subcontracts with Subcontractors.  Contractor shall make reasonable efforts to require that each such Subcontract shall provide that the rights and obligations of Contractor under each such Subcontract are assignable to Owner, its successors and assigns upon Owner’s written request accompanied by proof of source of payment to such Subcontractor’s satisfaction, following any termination of this Contract. All subcontracts with Subcontractors shall provide that all warranties and guaranties that Subcontractor provides to Contractor shall be assignable by Contractor to Owner without the issuing Subcontractor’s consent.

ARTICLE 16
SUSPENSION

16.1

Owner’s Right to Suspend.

16.1.1  Owner may order Contractor to suspend its performance under this Contract, or any part thereof, for such a time and in such a manner as Owner may consider necessary or desirable.  Contractor, during such a suspension, shall properly protect and secure the Work, or such part thereof, affected by such suspension. If such suspension is not the result of a Contractor default, Contractor shall be entitled to payment for costs incurred by Contractor under this Contract up to the effective date of such suspension.

16.1.2  If Owner suspensions (other than suspensions due to Contractor default) exceed thirty (30) Days in the aggregate, Contractor may give notice to Owner’s Representative requesting permission to proceed.  If permission is not granted within ten (10) Days of the delivery of such notice, Contractor may terminate its obligations under this Contract by so notifying Owner in writing.

16.2

Contractor’s Right to Suspend.

Contractor may suspend performance of the Work hereunder, in whole or in part, upon ten (10) Days’ prior written notice to Owner if (i) Owner fails to fulfill its obligation to make payments as provided in this Contract, (ii) Owner materially breaches or an event of default has occurred under any financing obligations with any Financing Party such that a draw-stop or any other event has occurred with respect to Owner’s financing that prevents payment to Contractor, or (iii) Owner otherwise materially breaches its obligations under this Contract such that Contractor cannot reasonably continue its performance, provided, however, that under no circumstance may Contractor suspend performance during the pendency of a good faith dispute.  Contractor’s notice shall specify Owner’s default and what Owner must do within the ten (10) day period to cure such default. No suspension shall occur if Owner cures such default in the ten (10) Day period.

16.3

Resumption of Work.

Upon receipt of notice to resume the Work in accordance with this Contract, Contractor shall examine the Facility and the Work affected by the suspension. Contractor shall make good any deterioration or defect in or loss of such Facility or Work that may have occurred during suspension.  Provided that suspension is not necessary by reason of a default on the part of Contractor, in the event of suspension pursuant to this ARTICLE 16, the Contractor shall be entitled to additional compensation in accordance with Exhibit C, to include, but not be limited to, the additional costs reasonably incurred by Contractor as a result of the suspension (including costs for the purpose of safeguarding, storage, personnel, Subcontractors or rented equipment costs, demobilization and re-mobilization costs and increased costs or charges incurred for rescheduling) and the scheduled dates specified in this Contract, the Schedule, and all other dates and milestones herein by which Contractor’s responsibilities are measured shall be adjusted to reflect any delays resulting from such suspension (including a period equal to the suspension period, a period for demobilization and re-mobilization plus any additional period required). If Contractor shall, solely in consequence of such suspension, be required to perform any Warranty period obligations at a time which exceeds the original schedule for Warranty period obligations that would have been applied if there were no suspension, the additional cost of complying with the Warranty period obligations shall be added to the Contract Price.

ARTICLE 17
TERMINATION

17.1

Termination by Owner for Cause.

17.1.1  Owner may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Owner to cure such event of default, said event of default continues to exist for ten (10) Business Days after (a) the occurrence of an Insolvency Event involving Contractor; (b) any representation or warranty of Contractor shall prove to be materially false or misleading; (c) Contractor Abandons the Work; or (d) Contractor defaults in its performance under a material provision of this Contract; provided, however, that Owner may not terminate this Contract if, after notice of such default and prior to expiration of the ten (10) Business Day period set forth above, Contractor has commenced and is diligently pursuing efforts to cure such breach and such extended cure period does not extend longer than sixty (60) Days or such longer period as the Parties may agree.

17.1.2  In the event of termination as provided in Section 17.1.1, Owner shall compensate Contractor for all Work properly achieved as of termination, but Owner shall not compensate Contractor for any other costs associated with the termination of the Work.  Upon termination and such payment, Contractor shall deliver to Owner possession of the Work in its then condition, including all Documents, Materials and construction supplies dedicated solely to construction of the Facility.

17.1.3  Upon termination of this Contract pursuant to this Section 17.1, Owner may continue and complete the Work or any part thereof, by contract or otherwise.  In such case, Contractor shall be liable to Owner, unless otherwise contemplated herein, for any and all reasonable costs incurred by Owner in removing Contractor’s materials and debris from the Site and completing the Work.  The remedies in this Section shall be inclusive and additional to any other remedies that may be available under applicable Law, and no action by Owner shall constitute a waiver of any such right or remedy.

17.1.4  In the event of termination as provided above, Owner shall have the right, at its sole option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are by Law or by their terms assumable by Owner and are not covered by the payments made to Contractor under Section 17.1.2.  If Owner elects to assume any obligation of Contractor as described in this Section, then as a condition precedent to Owner’s compliance with any subsection of this ARTICLE 17, Contractor shall execute all papers and take all other reasonable steps requested by Owner that may be required to vest in Owner all rights, set-offs, benefits and titles necessary to such assumption by Owner of such obligations. Owner agrees to indemnify and hold Contractor harmless against any Liability under any obligations assumed by Owner pursuant hereto.

17.2

Termination by Contractor for Cause.

17.2.1  Contractor may terminate the Work and this Contract after the occurrence of one or more of the following events of default and if, following a written notice from Contractor to Owner specifying the alleged events of default and requesting Owner to cure such events of default, said event of default continues to exist for ten (10) Business Days in the event of a payment default, and twenty (20) Days in the event of any of the other defaults described below:

(a)  the occurrence of an Insolvency Event involving Owner; or

(b)  Owner defaults in its performance under a material provision of this Contract, including the obligation to make any payment hereunder; provided, however, that Contractor may not terminate this Contract if, for all cases except for the obligation to make or complete any payment, after notice of such default and prior to expiration of the twenty (20) Day period set forth above, Owner has commenced and is diligently pursuing efforts to cure such breach and such extended cure period does not extend longer than sixty (60) Days (or such other time period as reasonably agreed to by the Parties).

(c)  In the event of termination as provided in Section 17.2.1, Owner shall pay to Contractor all compensation earned in accordance with Exhibit C associated with all Work properly achieved up to the date of Owner’s receipt of notice of termination, plus any costs reasonably incurred by Contractor in terminating the Work, including cancellation charges owed to third parties.

17.3

Due to Force Majeure.

If (a) Owner wholly suspends the Work on the Facility due to the occurrence of a Force Majeure suffered by Owner; or (b) Contractor is prevented from performing the Work for a period of forty-five (45) consecutive days as a result of the occurrence of a Force Majeure suffered by Contractor, then the affected Party may terminate this Contract at no cost or penalty, other than the payment of all accrued payment obligations due and payable pursuant to this Contract (excluding loss of anticipated profits for the Work not yet performed by Contractor) upon not less than fifteen (15) Days prior written notice to the other Party; provided, however, that nothing in this Section shall relieve or excuse either Party from its other obligations under this Contract.

17.4

Due to Owner’s Convenience.

If Owner determines it is in its best interest to terminate this Contract for its convenience, then Owner may terminate this Contract by written notice to Contractor.  Upon such termination, Owner shall pay Contractor the sum of (a) all accrued payment obligations due and payable pursuant to this Contract for Work satisfactorily completed and materials satisfactorily supplied, and (b) any third-party costs reasonably and necessarily incurred by Contractor that are attributable to and incurred in terminating the Work, including commercially reasonable cancellation charges.  Such payment shall be made by Owner to Contractor not less than fifteen (15) Days after Contractor has provided Owner written notice of the amounts due.  Nothing in this Section shall relieve or excuse either Party from its other obligations under this Contract.

17.5

Exclusive Remedy.

Owner’s payment to Contractor of all amounts owing pursuant to the Sections of this ARTICLE 17, as applicable, shall be Contractor’s exclusive remedy against Owner in the event of any termination.  Contractor shall not be entitled to loss of anticipated profit on this Contract, lost profits, unabsorbed overhead or other damages or expenses.

17.6

Actions Required Following Termination.

Upon early termination of the Work, each Party shall be immediately released from any and all obligations to the other Party (except for the obligation of each Party to pay any amount then accrued or due hereunder, or otherwise due under this Contract), Contractor immediately shall discontinue the Work and remove its personnel and construction equipment from the Site, and except for termination due to Owner’s default, Owner shall be entitled to take exclusive possession of the Materials and all or any part of the Materials delivered or en route to the Site, to the extent that Owner has paid Contractor all undisputed amounts hereunder then due and payable from Owner to Contractor.  Contractor shall immediately take such steps as are reasonably necessary to preserve and protect Work completed and in progress.

17.7

Termination and Transfer of Subcontracts and Other Rights.

Upon the early termination of the Work pursuant to this ARTICLE 17, if requested by Owner, Contractor shall make reasonable efforts to cancel existing agreements with Subcontractors performing Work at the Site.  If early termination of the Work occurs due to the default by Contractor, Contractor shall also, upon request by Owner (a) deliver and assign to Owner, pursuant to a document produced by Contractor and reasonably acceptable to Owner, any and all Subcontracts, purchase orders, bonds and options made by Contractor for Work to be performed at the Site (but in no event shall Owner be liable for any action or default of Contractor occurring prior to such delivery and assignment (except to the extent such action or default was caused by Owner) and Contractor shall defend and hold harmless Owner against any such liability); and (b) deliver to Owner originals of all Subcontracts and all papers and documents relating to Contractor Permits, orders placed, bills and invoices, lien releases related to the Work.  All deliveries hereunder shall be made free and clear of any liens, security interests or encumbrances, except as may arise hereunder, be created by Owner or may arise in favor of Contractor due to non-payment by Owner.  Except as provided herein, no action taken by Owner or Contractor after the termination of the Work and/or this Contract shall prejudice any other rights or remedies of Owner or Contractor provided by Law, this Contract or otherwise upon such termination.

17.8

Surviving Obligations.

Termination or expiration of this Contract shall not relieve either Party of any obligations hereunder which expressly or by implication survive termination hereof.  All representations, warranties, indemnities and confidentiality obligations of the Parties shall survive the termination or expiration of this Contract.  Except as otherwise provided in any provision of this Contract expressly limiting the liability of either Party, shall not relieve either Owner or Contractor of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations as to portions of the Work or other services already performed or of obligations assumed by Contractor prior to the date of termination.  This Section shall survive the termination or expiration of this Contract.

ARTICLE 18
LIMITATIONS OF LIABILITY

18.1

General Limitation of Liability.

Contractor’s maximum aggregate Liability under this Contract from any and all causes shall in no case exceed one twenty-five percent (25%) of the Contract Price (as the same may be adjusted in accordance with this Contract).

18.2

Mutual Waiver of Consequential Damages.

Except to the extent of the termination payments described in ARTICLE 17, in no event shall either Party be liable to the other for any indirect, special, incidental, consequential or exemplary damages (which includes loss of profit, revenues or savings), or for costs of procurement of substitute goods whether arising in contract, equity, tort, or other basis for Liability, even if it has been advised of the possibility of such damages.

18.3

No Personal Liability of Owner.

No officer, shareholder, partner, director, member, employee, or other principal, agent or representative (whether disclosed or undisclosed) of Owner shall be personally liable to Contractor hereunder for Owner’s payment obligations or any other obligation or liability of Owner arising out of or related to this Contract, Contractor hereby agrees to look solely to Owner for the satisfaction of any liability of Owner hereunder.

ARTICLE 19
NOTICES

All notices and other communications required or permitted to be given under the Contract (including any approvals, consents, instructions, orders, and certificates) shall be in writing and delivered by hand (including by messenger or courier) or by airmail post or special courier or by email,telecopier or facsimile (receipt confirmed), at the addresses or numbers set forth below or at such other addresses or numbers as the Party receiving notice shall subsequently designate by way of replacement by giving ten

(10) Days’ written notice to the other Party pursuant to this Section :

If to Owner:

Clean Coal Technologies, Inc.

Attn:  Robin T. Eves

295 Madison Ave.

12th Floor

New York, NY 10017

with a copy to:

John C. Thompson, Attorney

1371 E. 2100 S. #202

Salt Lake City, UT  84105

Fax: (801) 606-2855

If to Contractor:

SAIC Constructors, LLC

Attn: Mike Smith

9400 N. Broadway, Suite 300

Oklahoma City, Oklahoma 73114

Fax: (405) 478-5353

with a copy to:

SAIC Constructors, LLC

9400 N. Broadway, Suite 300

Attn: Legal Department

Oklahoma City, Oklahoma 73114

Fax: (405) 478-3721

Any notice sent by telecopier or facsimile transmission shall be confirmed within two (2) Days after dispatch by notice sent by certified mail or special courier.  Any notice or confirmation of notice sent by certified mail or special courier shall be deemed (in the absence of evidence of earlier receipt) to have been delivered ten (10) Days after dispatch and in proving the fact of dispatch, it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and conveyed to the postal authorities or courier service for transmission by certified mail or special courier. Any notice delivered by hand, facsimile, telecopier or telegram shall be deemed to have been delivered on the date of its dispatch.

ARTICLE 20
MISCELLANEOUS

20.1

Governing Law.

This Contract shall in all respects be governed by and construed under the laws of the State ofOklahoma, without regard to the principles of conflict of laws. The selection of Oklahoma law shall conclusively be presumed to be a significant, material and reasonable relationship with the State of Oklahomaand shall be enforced whether or not there are other relationships with the State of Oklahoma. The enforcement of any arbitration decision arising under or related to this Contract shall be resolved by a court of competent jurisdiction in the United States District Court, Western District of Oklahoma, and each party hereby irrevocably and unconditionally submits to such exclusive jurisdiction and venue.

20.2

Construction.

This Contract and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same.  Each and every provision of this Contract and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same.  Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Contract or such other documents or instruments.

20.3

Nature of Agreement.

Contractor and its Subcontractors shall be independent contractors with respect to the Work, irrespective of whether such Subcontractors are selected or approved by Owner, and neither Contractor nor its Subcontractors, nor the employees of either, shall be deemed to be the servants, employees, representatives or agents of Owner.  This Contract does not create any agency, partnership, joint venture or other joint relationship between Owner and Contractor.  Nothing contained in this Contract shall be construed (a) to authorize either Party hereto to act as agent for the other Party or to permit a Party hereto to undertake any contract or other obligation for the other Party or (b) to create any agency, partnership, joint venture or other joint relationship between the Parties.

20.4

Severability.

In the event that any of the provisions or portions, or applications thereof, of this Contract become invalid, illegal or unenforceable in any respect under the Law of any jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the provisions of this Contract with a view toward effecting the purpose of this Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

20.5

Amendments and Waivers.

This Contract may not be changed or amended orally, and no waiver hereunder may be oral.  Any change or amendment or any waiver of any term or provision of, or consent granted under, this Contract shall only be effective if given in writing and signed by the waiving or consenting Party (or both Parties in the case of a change or amendment). Subject to Section 20.5, no relaxation, forbearance, delay, indulgence or failure by either Party to enforce any of the terms, covenants, conditions or other provisions of this Contract at any time shall in any way prejudice, affect, limit, modify or waive that Party’s right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding.  No delay or omission on the part of a Party shall operate as a waiver thereof, nor shall any waiver by either Party of any breach of the Contract operate as a waiver of any subsequent or continuing breach of the Contract.

20.6

Interpretation.

Where the context requires, words importing the singular shall include the plural and vice versa, and words importing persons shall include entities. A reference in this Contract to any article, section, exhibit, clause or paragraph is, except where it is expressly stated to the contrary, a reference to such article, section, exhibit, clause or paragraph in this Contract.  Headings are for convenience of reference only.  Each reference to this Contract shall include a reference to each agreed variation of or supplement to this Contract as may be amended, varied or supplemented from time-to-time. Where the context requires, any reference to a person, entity or Party shall include such Party’s successors and permitted assigns. References to the word “include” or “including” are to be construed without limitation.

20.7

Counterparts; Transmitted Copies.

This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  To expedite the process of entering into this Contract, the Parties acknowledge that transmitted copies of this Contract shall be equivalent to original documents until such time (if any) as original documents are completely executed and delivered.  For purposes of this Section, “transmitted copies” mean copies that are reproduced or transmitted via facsimile or another process of complete and accurate reproduction and transmission.

20.8

Further Assurances.

Owner and Contractor shall use reasonable endeavors to implement the provisions of this Contract, and for such purpose each, at the request and expense of the other, shall, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such, consents, documents or other instruments in addition to those required by this Contract as the other may reasonably require to implement any provision of this Contract.

20.9

Exclusion of Third Party Rights.

Except as may be expressly provided otherwise in this Contract, nothing herein is intended nor shall it be construed as conferring any benefits or rights on any third party.

[This space intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed on the date first above written.

Owner:

CLEAN COAL TECHNOLGIES, INC.

By: /s/Robin T Eves

Name: Robin T Eves

Title: President and CEO

Contractor:

SAIC CONSTRUCTORS, LLC

By: /s/Michael A. Smith

Name: Michael A. Smith

Title: Vice President

SIGNATURE PAGE